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                            COMPAQ COMPUTER CORPORATION
               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                       Nine months ended     Quarter ended
                                                         September 30,       September 30,
                                                       -----------------   -----------------
                                                         1997      1996      1997      1996
                                                       -------   -------   -------   -------
                                                      (in millions, except per share amounts)
PRIMARY EARNINGS PER SHARE

Shares used in computing earnings per share:
     Weighted average number of shares outstanding       750.8     733.6     755.2     737.1
     Incremental shares attributed
           to outstanding options                         27.3      21.1      34.1      21.4
                                                       -------   -------   -------   -------
                                                         778.1     754.7     789.3     758.5
                                                       =======   =======   =======   =======

Earnings:
     Net income                                        $ 1,188   $   831   $   517   $   365
                                                       =======   =======   =======   =======

Earnings per common and common equivalent share        $  1.53   $  1.10   $   .66   $   .48
                                                       =======   =======   =======   =======


EARNINGS PER SHARE ASSUMING FULL
     DILUTION

Shares used in computing earnings per share:
     Weighted average number of shares outstanding       750.8     733.6     755.2     737.1
     Incremental shares attributed to
           Outstanding options                            40.8      25.9      36.8      23.4
                                                       -------   -------   -------   -------
                                                         791.6     759.5     792.0     760.5
                                                       =======   =======   =======   =======

Earnings:
     Net income                                        $ 1,188   $   831   $   517   $   365
                                                       =======   =======   =======   =======

Earnings per common and common equivalent share        $  1.50   $  1.09   $   .65   $   .48
                                                       =======   =======   =======   =======



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